Exhibit 99.3
                                                                   ------------








                           BIOFORCE NANOSCIENCES, INC.

                            FINANCIAL STATEMENTS AND
          AUDIT REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                           DECEMBER 31, 2005 and 2004

                                    CONTENTS

                                                                       PAGE
                                                                       ----

Report of Independent Registered Public Accounting Firm                 3

Balance Sheet                                                           4

Statements of Operations                                                6

Statements of Stockholders' Equity                                      7

Statements of Cash Flows                                                8

Notes to Financial Statements                                           9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
BioForce Nanosciences, Inc.

We have audited the accompanying balance sheet of BioForce Nanosciences, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration on internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioForce Nanosciences, Inc. as of December 31, 2005 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred substantial losses from operations and has limited sales of its product which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Chisholm, Bierwolf & Nilson, LLC
------------------------------------
Bountiful, Utah
May 10, 2006

                           BIOFORCE NANOSCIENCES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2005



                                     ASSETS
 CURRENT ASSETS
     Cash and cash equivalents                                                 $  362,997
     Accounts receivable - trade, net                                               8,775
     Prepaid expenses and other assets                                              8,933
                                                                               ----------
            Total current assets                                                  380,705
                                                                               ----------

PROPERTY AND EQUIPMENT
     Computer equipment                                                            51,575
     Scientific and laboratory equipment                                          380,000
     Leasehold improvements                                                       598,968
     Office furniture and fixtures                                                 51,365
                                                                               ----------
            Total                                                               1,081,908
     Less accumulated depreciation                                                495,066
                                                                               ----------
            Net property and equipment                                            586,842
                                                                               ----------

INTANGIBLE ASSETS
     Patent costs, net of accumulated amortization of $25,204                     418,657
     Trademark and branding costs, net of accumulated amortization of $2,960       35,978
                                                                               ----------
            Total intangible assets                                               454,635
                                                                               ----------


            TOTAL ASSETS                                                       $1,422,182
                                                                               ==========

                   The accompanying notes are an integral part
                         of these financial statements.


                           BIOFORCE NANOSCIENCES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2005

                      LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
     Accounts payable                                                       $    89,217
     Accrued interest                                                            58,145
     Accrued wages                                                               66,613
     Convertible debentures-related party, net                                  602,683
     Current portion of notes payable                                           275,686
                                                                            -----------
            Total current liabilities                                         1,092,344

LONG-TERM DEBT
     Notes payable                                                              172,116
                                                                            -----------
            Total long-term debt                                                172,116
                                                                            -----------
            Total liabilities                                                 1,264,460
                                                                            -----------

COMMITMENTS and CONTINGENCIES                                                      --

STOCKHOLDERS' EQUITY
     Preferred stock - $0.01 par value, 1,000,000 shares
       no shares issued and outstanding                                            --
     Common stock - $0.01 par value, 24,000,000 shares
       authorized; 11,142,276 issued; 11,079,776 outstanding                    111,423
     Additional paid-in capital                                               5,915,024
     Treasury stock - 62,500 shares, at cost                                     (2,500)
     Accumulated deficit (restated)                                          (5,866,225)
                                                                            -----------
            Total stockholders' equity                                          157,722
                                                                            -----------

            TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                                          $ 1,422,182
                                                                            ===========



                   The accompanying notes are an integral part
                         of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                            STATEMENTS OF OPERATIONS

                                                     For the Year Ended
                                                         December 31,
                                                ----------------------------
                                                     2005            2004
                                                ------------    ------------

(Restated) (Restated)

 REVENUES
     Sales, net of discounts                    $    113,855    $    131,192
     Consulting income                                25,915           6,400
                                                ------------    ------------
                                                     139,770         137,592

COST OF GOODS SOLD                                   116,662          99,173
                                                ------------    ------------

           Gross profit                               23,108          38,419

EXPENSES
     Research and development                      1,163,792       1,019,281
     Sales and marketing                             241,379         165,040
     General and administrative                      768,759         632,732
     Reimbursement of grant expenses                (361,491)       (567,821)
                                                ------------    ------------
                                                   1,812,439       1,249,232
                                                ------------    ------------

           Loss before other income (expense)     (1,789,331)     (1,210,813)

OTHER INCOME (EXPENSE)
     Interest and other income                        17,456          40,504
     Interest expense                               (254,318)       (109,831)
                                                ------------    ------------
           Loss before income tax                   (236,862)        (69,327)
                                                ------------    ------------

INCOME TAX EXPENSE                                      --              --
                                                ------------    ------------

           Net loss                             $ (2,026,193)   $ (1,280,140)
                                                ============    ============

BASIC LOSS PER SHARE                            ($      0.18)   ($      0.13)
                                                ============    ============
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING     11,092,310      10,191,870
                                                ============    ============



                   The accompanying notes are an integral part
                         of these financial statements.



                                      -6-


                                                        BIOFORCE NANOSCIENCES, INC.
                                                    STATEMENTS OF STOCKHOLDERS' EQUITY
                                         For the Period January 1, 2004 through December 31, 2005
                                                               (Restated)


                                                Common Stock          Additional                                    Total
                                         -------------------------     Paid-In      Treasury      Accumulated    Stockholders'
                                            Shares       Amount       Capital         Stock        (Deficit)        Equity
                                         -----------   -----------   -----------   -----------    -----------    -----------
Balance at January 1, 2004                 9,674,785   $    96,748   $ 2,712,293   $    (2,500)   $ 2,559,892)   $   246,649
    Net loss for the year                       --            --            --            --       (1,280,140)    (1,280,140)
    Issuance of common stock
      for cash at $1.25 per share
      net of issuance costs of $71,457     1,159,170        11,591     1,365,915          --             --        1,377,506
    Value attributed to beneficial
      conversion feature                        --            --         550,000          --             --          550,000
                                         -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 2004              10,833,955       108,339     4,628,208        (2,500)    (3,840,032)       894,015
    Net loss for the year                       --            --            --            --       (2,026,193)    (2,026,193)
    Issuance of common stock
      for cash at $1.25 per share             65,000           650        80,600          --             --           81,250
    Issuance of common stock
      for cash at $2.25 per share
      net of issuance costs of $38,823       243,321         2,434       506,216          --             --          508,650
    Value attributed to beneficial
      conversion feature                        --            --         700,000          --             --          700,000
                                         -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 2005              11,142,276   $   111,423   $ 5,915,024   $    (2,500)   $(5,866,225)   $   157,722
                                         ===========   ===========   ===========   ===========    ===========    ===========

                   The accompanying notes are an integral part
                         of these financial statements.


                           BIOFORCE NANOSCIENCES, INC.
                            STATEMENTS OF CASH FLOWS
                                                                         For the Year Ended
                                                                             December 31,
                                                                     --------------------------
                                                                        2005            2004
                                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES                                  (Restated)     (Restated)
     Net loss                                                        $(2,026,193)   $(1,280,140)
     Adjustments to reconcile net loss to net
      cash used by operating activities:
         Depreciation and amortization                                   172,638         95,440
         Abandoned patent and trademark costs                               --           36,279
         Beneficial conversion interest                                  208,814         93,869
         Change in:
            (Increase) Decrease in accounts receivable                     4,946        (12,642)
            (Increase) Decrease in prepaid expenses                       (7,000)          --
            (Increase) Decrease in grant receivable                        2,273         (4,206)
            Increase (Decrease) in accounts payable                      (49,711)      (114,859)
            Increase (Decrease) in accrued expenses                      105,545       (101,684)
                                                                     -----------    -----------
                Net cash used by operating activities                 (1,588,688)    (1,287,943)
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment                              (347,429)       (54,973)
     Patent, trademark, and branding costs                              (138,607)       (80,519)
                                                                     -----------    -----------
                Net cash used by investing activities                   (486,036)      (135,492)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments made on shareholder loan                                      --           (5,000)
     Proceeds from issuance of long-term debt                          1,350,000        550,000
     Payments made on long-term debt                                      (1,376)          (822)
     Proceeds from issuance of common stock, net of issuance costs       589,900      1,377,506

                                                                     -----------    -----------
                Net cash provided by financing activities              1,938,524      1,921,684
                                                                     -----------    -----------

Net (decrease) increase in cash                                         (136,200)       498,249

CASH AND CASH EQUIVALENTS - beginning of year                            499,197            948
                                                                     -----------    -----------

CASH AND CASH EQUIVALENTS - end of year                              $   362,997    $   499,197
                                                                     ===========    ===========

 SUPPLEMENTAL DISCLOSURES
      Cash paid for interest                                         $      --      $      --
                                                                     ===========    ===========
      Cash paid for income taxes                                     $      --      $      --
                                                                     ===========    ===========

      Non-cash Investing Activities:
          None                                                       $      --      $      --
                                                                     ===========    ===========


                   The accompanying notes are an integral part
                         of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE A - CONTINUITY OF OPERATIONS
---------------------------------

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. Due to the research and development nature of the Company, it has sustained significant operating losses in recent years. As a result of these losses, the Company is dependent upon continued grant receipts and debt and equity financing to fund its future operations. The Company also anticipates product sales of its NanoArrayerTM system will be used to fund future operations.

     Management's plans to continue as a going concern are to raise capital in a private placement of the Company's common stock. Management intends to use these funds to market the NanoArrayerTM system and increase its revenues to the point that revenues cover operating expenses.

     The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     BUSINESS ACTIVITY - The Company provides ultraminiaturized bioanalytical devices and methods embodied in the NanoArrayerTM system. This technology is applicable to drug discovery, proteomics, genomics, clinical diagnostics, environmental testing, biodefense and health care. The Company also provides a series of products to the Atomic Force Microscopy (AFM) industry under the product category "AFM Solutions."

     CASH AND CASH EQUIVALENTS - For the purposes of the statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     ACCOUNTS RECEIVABLE - Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date and are stated at the amount billed. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices. Management periodically reviews accounts receivable balances for uncollectible amounts. An allowance for uncollectible amounts of $975 and $-0- was recorded at December 31, 2005 and 2004, respectively.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (usually 5 to 7 years).Depreciation expense for the years ended December 31, 2005 and 2004, totaled $155,449 and $86,489, respectively. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Management assesses the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, management considers current market analysis and appraisal of the property and equipment, along with estimates of future cash flows and projected operating information. The Company recognizes impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of undepreciated assets. Based on its evaluation, the Company has determined that no impairment charge to the property and equipment was necessary for the years ended December 31, 2005 and 2004.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
---------------------------------------------------

     INTANGIBLE ASSETS - Intangible assets consist primarily of patent costs. Patent costs are costs incurred to develop and file patent applications. Trademark and branding costs are costs incurred to develop trademark and brand name applications. If the patents or trade names are approved, the costs are amortized, using the straight-line method, over the estimated lives of 7 years for patents and 10 years for trade names. Amortization expense for the years ended December 31, 2005 and 2004 totaled $17,189 and $8,951, respectively. Unsuccessful patent and trade name application costs are expensed as incurred. During 2004, costs totaling $36,279 for unsuccessful and abandoned patents and trademarks were expensed. Management assesses the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, management considers current market analysis and appraisal of the technology, along with estimates of future cash flows and projected operating information. The Company recognizes impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of unamortized assets. Based on its evaluation, the Company has determined that no impairment charge to the intangible assets was necessary for the year ended December 31, 2005 and 2004.

     ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     INCOME TAXES - The Company has adopted FASB 109 to account for income taxes. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carry forwards an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate. No provision for income taxes has been recorded due to the net operating loss carryforward of $5,365,867 as of December 31, 2005 that will be offset against further taxable income. No tax benefit has been reported in the financial statements.

     Deferred tax assets and the valuation account as of December 31, 2005 and 2004 are as follows:

                                                     2005           2004
                                                ------------   -----------

           Deferred tax asset:
             Net operating loss carryforward    $ 1,545,778    $   837,005
             Valuation allowance                 (1,545,778)      (837,005)
                                                -----------    -----------

                                                $         -    $         -
                                                ===========    ===========


   The components of income tax expense are as follows:

                                                    2005           2004
                                                ------------   ----------

             Current Federal Tax                $          -   $        -
             Current State Tax                             -            -
             Change in NOL benefit                 (708,778)     (247,458)
             Change in allowance                    708,778       247,458
                                                -----------    ----------

                                                $         -    $        -
                                                ===========    ==========

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


     NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
     ---------------------------------------------------------------

     INCOME TAXES -Continued
     -----------------------

   The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met. These losses are as follows:

                                                          Expiration
    Year of Loss                               Amount        Date
    ------------                            ---------     ----------

       2001                                   216,853         2021
       2002                                   891,485         2022
       2003                                 1,271,838         2023
       2004                                 1,173,217         2024
       2005                                 1,812,474         2025

     CONCENTRATIONS OF RISK - During 2005 and 2004, a portion of the Company's research and development costs were funded by various grants received from the U.S. National Institute of Health. The grants were received as an incentive for the Company to research and develop new technologies which could benefit the medical community and create jobs. Accordingly the funds received were accounted for as a reduction of costs. Federal grants during 2005 and 2004 totaled $361,491 and $567,821, respectively.

     The Company occasionally maintains amounts on deposit with a local financial institution which are in excess of the federally insured limit of $100,000. Statement of Financial Accounting Standards No. 105 identifies this as a concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions. Amounts in excess of federally insured limits totaled approximately $262,000 at December 31, 2005.

     ADVERTISING - Advertising costs are expensed as incurred. Advertising expenses totaled $7,230 and $17,892 for the years ended December 31, 2005 and 2004, respectively.

     RESEARCH AND DEVELOPMENT COSTS - In accordance with SFAS No. 2, "Accounting for Research and Development Costs," research and development costs are expensed as incurred. Research and development costs were $1,163,792 and $1,019,281 for the years ended December 31, 2005 and 2004, respectively.

     REVENUE RECOGNITION - The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition in Financial Statements ("SAB 104"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to monthly contracted amounts for services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
---------------------------------------------------

     STOCK OPTIONS - As permitted by FASB Statement No. 148 "Accounting for Stock Based Compensation", the Company elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations and make proforma disclosures of net income and earnings per share as if the fair value method of valuing stock options had been applied. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

     BASIC LOSS PER SHARE OF COMMON STOCK -The basic loss per share of common stock is based on the weighted average number of shares issued and outstanding at the date of the financial statements. Fully diluted loss per share of common stock is not disclosed as the common stock equivalents are antidilutive in nature.

                                                       For the Years Ended
                                                          December 31,
                                                     2005             2004
                                                 -------------------------------
    Numerator:

                  Net Loss                       $(2,026,193)    $(1,280,140)


                  Denominator -
                    weighted average shares       11,092,310      10,191,870


                  Basic loss per share           $     (0.18)    $     (0.13)


      At December 31, 2005, the Company had convertible debentures and accrued interest which could have been converted into approximately 1,800,000 shares of common stock, which have been excluded from loss per share because the effect would be anti-dilutive.

NEW ACCOUNTING PRONOUNCEMENTS -In May 2005, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards ("SFAS, No. 154"), "Accounting Changes and Error Corrections," which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements -- An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on our consolidated financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non monetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
---------------------------------------------------

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensations." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In November  2004,  the  Financial  Accounting  Standards  Board  (FASB)  issued
Statement of Financial Accounting Standards No. 151, "Inventory Costs-- an amendment of ARB No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this statement had no material impact on the Company.

The implementation of the provisions of these pronouncements is not expected to have a significant effect on the Company's consolidated financial statement presentation.

Impairment of Long-Lived Assets - In accordance with Financial Accounting Standards Board Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company records impairment of long- lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount.

Fair Value of Financial Instruments - The recorded amounts of financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, and long-term debt approximate their market values as of December 31, 2005 and 2004. The Company has no investments in derivative financial instruments.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - LONG-TERM DEBT
-----------------------

     The Company received $100,000 during 2003 under a Community Economic Betterment Account (CEBA) Venture project royalty agreement with the Iowa Department of Economic Development. The agreement requires the Company to pay an annual royalty equal to one percent of prior-year total gross revenues, paid in equal semi-annual payments, until a total repayment of $200,000 has been reached. The estimated total repayment for 2006 is $1,400. Due to the nature of the repayments, future maturities beyond 2006 are undeterminable. The balance due at December 31, 2005 is $97,802.

     The Company received $350,000 in non-interest bearing loans during 2005 from the City of Ames, Iowa and the State of Iowa. The agreements require the Company to perform certain services. Upon completion of those services the note is convertible into a non repayable grant by the City and the State. If the Company does not fulfill the requirements of the agreement it will be required to repay the funds. As the Company has not completed all of the requirements of the agreement as of December 31, 2005, the amount is carried as a liability in the financial statements. Due to the nature of the repayments, future maturities beyond 2006 are undeterminable.

     In 2004 and 2005, the Company entered into several note and warrant purchase agreements with a shareholder. The Company received funds totaling $1,550,000 under the convertible note terms of this agreement. The first convertible loan was delivered in two tranches of $350,000 and $200,000. Both tranches required interest at three percent compounded annually, to be repaid in quarterly payments beginning May 1, 2004. The principal and any accrued interest were due upon the note maturity at January 15, 2009, unless it had been voluntarily converted to securities by the shareholder prior to the maturity date. No interest payments were made during 2004 and 2005, at the request of the shareholder. The second convertible loan was delivered in two tranches of $500,000 and $500,000. Both tranches of the second convertible loan require interest at twelve percent compounded annually.

     The notes will automatically convert to securities upon the Company's sale or issuance of common stock, preferred stock or other securities convertible to common stock for cash which results in receipt by the Company of at least $2,500,000 in proceeds. The conversion rate of the notes is $0.60 per share for the first convertible loan and $1.20 per share for the second convertible loan. In addition, as an inducement for the shareholder to convert the notes, but subject to certain exceptions, the Company is required to issue to the shareholder upon such conversion, a warrant to purchase the number of shares of common stock that is equal to the product of the number of shares actually issued upon conversion of the notes times 0.4. The exercise price per share for such warrant will be $0.01. If the notes are not converted to shares prior to maturity, but repaid in full by the Company, the principal amount accrues interest at an additional five percent annually. As the Company anticipates that the notes will convert to equity securities prior to the maturity date, no interest expense has been recorded for the additional five percent contingent interest. Accrued interest totaled $58,145 at December 31, 2005.

     In conjunction with the above transactions, the Company recorded discounts on the convertible debt totaling $550,000 and $700,000, in 2004 and 2005 respectively pursuant to EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments." The entire Beneficial Conversion Feature is expensed in the current period, because the notes are convertible immediately, per the requirements of EITF 98-5.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - LONG-TERM DEBT - Continued
-----------------------

   The Company had the following debt obligations at December 31, 2005:

      Note payable CEBA, due semi-annually, non interest bearing
        unsecured.                                                   $    97,802

      Notes  payable  State of Iowa and City of Ames,  no  payments due pending completion of research, non interest bearing,
        unsecured and convertible to grant.                              350,000


      Convertible debt to shareholder, 3.00% interest rate,
        quarterly payments due with interest, unsecured, net of
        unamortized discount of $359,346.                                190,654

      Convertible debt to shareholder, 12.00% interest rate,
        quarterly payments due with interest, unsecured, net of
        unamortized discount of $587,972.                                412,028
                                                                     -----------

              Total                                                  $ 1,050,484
                                                                     ===========


     The estimated future principle payments under these notes payable are as follows:

                                                                 For the
                                                               Years Ending
                                                               December 31,

                2006                                         $      878,368
                2007                                                 25,946
                2008                                                 26,386
                2009                                                 28,842
                2010                                                  2,400

             Thereafter                                              88,542
                                                             --------------

                    Total                                    $    1,050,484
                                                             ==============


     The terms of the notes payable do not provide for fixed repayments of the principle. The preceding schedule is based upon management's estimate of the timing of the payments.

NOTE D - COMMON STOCK WARRANTS AND OPTIONS
------------------------------------------

     WARRANTS
     --------
     At December 31, 2005, the Company had outstanding warrants that allow the holders to purchase up to 892,738 shares of the Company's common stock at prices ranging from $0.30 to $2.25 per share. The warrants expire at various dates from May 2006 to November 2010.

     As allowed by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for common stock warrants and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that elect to continue to account for stock options using APB Opinion No. 25 are required to make pro-forma disclosure of net earnings, as if the fair value-based method of accounting defined in SFAS No. 123 had been implemented.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE D - COMMON STOCK WARRANTS AND OPTIONS - Continued
------------------------------------------

     A summary of the status of the Company's stock option plans as of December 31, 2005 and 2004 and the changes during the years are presented below:

                                                        2005           2004
                                                    ------------- --------------
                                                       Shares          Shares
       Unexercised warrants, beginning of year         856,515         608,057
       Stock warrants granted during the year           36,223         248,458
       Stock warrants expired                            --              -
       Stock warrants exercised                          --                 -
                                                    ------------- --------------
       Unexercised warrants, end of year               892,738         856,515
                                                    ============= ==============

     OPTIONS
     -------
     The Company has two active stock option incentive plans, the 2003 Stock Option Plan and the 2000 Stock Option Plan. Under both plans, the option exercise price must be at least 100% of the fair market value (as defined by the Plan) of the share on the date of grant of option, however, in the event the participant is an employee and owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent and subsidiary corporations immediately before the grant, the purchase price can not be less than 110% of the fair market value of a share on the grant date. The term of an option is fixed upon issuance and cannot exceed 10 years.

     Under the terms of the 2000 Stock Option Plan, options may be granted to officers, directors and employees to purchase up to an aggregate of 850,000 shares of the Company's common stock. The Company previously granted 153,500 options under the 2000 Stock Option Plan to certain employees at an exercise price of $1 per share. No options were issued under the 2000 Stock Option Plan during 2005 and 2004. Stock options vest at a rate determined by the Plan Administrator, generally over three years. There are unexercised outstanding stock options for 153,500 shares at December 31, 2005. At December 31, 2005, options for 151,000 shares were vested. At December 31, 2005, the weighted average remaining contractual life is 7 years for the outstanding unexercised options. Options for 696,500 shares were available for future grants at December 31, 2005; however, management does not anticipate granting any additional options from this Plan.

     Under the terms of the 2003 Stock Option Plan, options may be granted to officers, directors, advisory board members and employees to purchase up to an aggregate of 1,000,000 shares of the Company's common stock. Options for 915,836 shares and 60,000 shares were issued during 2005 and 2004, respectively. Stock options vest at a rate determined by the Plan Administrator, generally over four years. There are unexercised outstanding stock options for 975,836 shares at December 31, 2005, including vested options for 67,508 shares. At December 31, 2005, the weighted average remaining contractual life is 8.5 years for the outstanding unexercised options. Options for 24,164 shares were available for future grants at December 31, 2005.

     As allowed by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that elect to continue to account for stock options using APB Opinion No. 25 are required to make pro-forma disclosure of net earnings, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. As the Company is a nonpublic entity, it is permitted Under SFAS 123 to use the "minimum value" method to value stock options. Under the "minimum value method expected volatility is effectively zero.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE D - COMMON STOCK WARRANTS AND OPTIONS - Continued
------------------------------------------

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumption used: risk-free interest rates ranging from 2.72% to 4.875%, dividend yield of 0.00%, effective expected volatility of 0.00%, and expected lives of 7 years. The effects of applying SFAS 123 may not be representative of the effects on reported net earnings for future years.

     A summary of the status of the Company's stock option plans as of December 31, 2005 and 2004 and the changes during the years are presented below:

                                                    2005             2004
                                                -----------      -----------
                                                    Shares           Shares
       Unexercised options, beginning of year      213,500          153,500
       Stock options issued during the year        915,836           60,000
       Stock options expired                          --               --
       Stock options exercised                        --               --
                                                -----------      -----------
       Unexercised options, end of year          1,129,336          213,500
                                                ===========      ===========

     Had the Company determined compensation cost based on the fair value at the grant date for its common stock warrants and options under SFAS 123, the Company's net income would have been as indicated below:

                                                    2005             2004
                                                ------------     ------------


       Net loss - as reported                   $ (2,026,193)    $ (1,280,140)
       Net loss - pro forma                     $ (2,201,342)    $ (1,361,533)


NOTE F - COMMITMENTS

     The Company leases its office and laboratory space under an agreement which expires February 2007. Lease expense totaled $66,640 and $62,872 during 2005 and 2004, respectively. Future minimum lease payments are as follows for the years ending December 31,:

                           2006                          $   63,000
                           2007                          $    5,250

     The Company has agreed to make severance payments to two employees if the Company terminates their employment. The total commitment under these agreements, excluding benefits, was approximately $160,000 at December 31, 2005.

NOTE G - PENSION PLAN
---------------------

     The Company sponsors a 401(k) defined contribution plan for employees meeting certain age and service requirements. Employer contributions to the plan are made on a discretionary basis. No employer contributions were made to the plan during 2005.

NOTE H - COMMON STOCK
---------------------

     During the year ended December 31, 2004, the Company issued 1,159,170 shares of its common stock for cash at $1.25 per share for total proceeds of $1,448,963.

     On January 20, 2005, the Company issued 65,000 shares of its common stock for cash at $1.25 per share for total proceeds of $81,250.

     During the year ended December 31, 2005, the Company issued an aggregate 243,321 shares of common stock for cash at $2.25 per share for total proceeds of $547,473.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE I - SUBSEQUENT EVENTS
--------------------------

     On February 24, 2006, the Company closed an Agreement and Plan of Merger, dated as of November 30, 2005 (the "Merger Agreement") with BioForce Nanosciences Holdings, Inc., (BioForce) formerly known as Silver River Ventures, Inc., a Nevada corporation and with Silver River Acquisitions, Inc., a Nevada corporation and wholly- owned subsidiary of BioForce ("Merger Sub"). To facilitate the acquisition, Merger Sub was merged with and into BioForce, with the Company surviving as the wholly-owned subsidiary of BioForce (the "Merger"). In anticipation of the Merger, BioForce changed its name to BioForce Nanosciences Holdings, Inc. on February 1, 2006. BioForce also effected a forward stock split of its outstanding shares of common stock on a 2 shares for 1 share basis, effective January 31, 2006, which resulted in 3,999,950 shares being issued and outstanding.

     Pursuant to the terms of the Merger Agreement, BioForce issued 16 million shares of its authorized but previously unissued common stock to the Company's stockholders in exchange for all of the issued and outstanding common stock of the Company. BioForce also issued options and warrants for the purchase of an aggregate of approximately 2,537,565 shares of its common stock to the holders of the Company's options and warrants, in consideration for the cancellation of such options and warrants.

     As a result of the merger the $1,550,000 of convertible loans were converted to shares of the Company's common stock. The table below details the shares and warrants issued at the conversion date of February 24, 2006.


                       Conversion   Interest  Note Issue  Conversion  Accrued    Total      Shares     Warrants
        Loan Amount       Rate        Rate       Date        Date     Interest   Amount     Issued     Granted
        -----------    ----------   --------  ----------  ---------- ---------  --------   --------   --------

          $350,000       $0.60       0.03     1/15/04      2/24/06    $22,550   $372,550     620,917    248,367

          $200,000       $0.60       0.03     4/30/04      2/24/06    $11,066   $211,066     351,777    140,711

          $500,000       $1.20       0.12     7/29/05      2/24/06    $33,688   $533,688     444,740     88,948

          $500,000       $1.20       0.12    10/31/05      2/24/06    $18,337   $518,337     431,947     64,792
                                                                                           ---------  ---------

      Total                                                                                1,849,380    542,817
                                                                                           =========  =========

     Under the terms of the agreement the shareholders of the Company became the controlling shareholders of the combined entity, accordingly the historical financial statements of the Company will be presented as the historical financial statements of the combined entity, i.e. reverse merger accounting.


NOTE J - RESTATED FINANCIAL STATEMENTS
--------------------------------------

     The Company's financial statements as of December 31, 2005 and 2004 have been restated to reflect the value of the beneficial conversion feature determined to be attached to the Convertible Debt to Shareholders. The restatement resulted in the following adjustments to the financial statements:
                                           Original     Adjustment   Restated
--------------------------------------------------------------------------------
     Convertible debentures-related party  $1,550,000   $ (947,317)  $ 602,683
     ---------------------------------------------------------------------------
     Additional paid-in capital             4,665,024    1,250,000   5,915,024
     -------------------------------------------------------------------------
     Interest Expense - 2004                   15,962       93,869     109,831
     -------------------------------------------------------------------------
     Interest Expense - 2005                   45,504      208,814     254,318
     ---------------------------------------------------------------------------